Exhibit 99.1

Press Contacts:

Cheryl Dubicki                 Jon Brod
MaxWorldwide, Inc.             Focus Interactive, Inc.
(203) 869-7825                 (914) 826.2030
cdubicki@maxworldwide.com      jbrod@focusii.com

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                           MaxWorldwide Completes Sale
                 of its MaxOnline Division to Focus Interactive

New York, NY - August 1, 2003 - MaxWorldwide, Inc. (MAXW.PK), the nation's leading independent Internet advertising sales company, announced today that it has completed the sale of its online ad sales and representation division, MaxOnline, to Focus Interactive, Inc.

Mitchell Cannold, President and CEO of MaxWorldwide stated, "This transaction brings together MaxOnline's dynamic sales force and valuable portfolio of advertisers and Web publishers and Focus Interactive's considerable scale and resources. This is a win for our customers, employees and shareholders."

"We are excited to add MaxOnline to our family of profitable online businesses," added Jonas Steinman, Focus Interactive's Founder and Co-Chief Executive Officer. "We look forward to aggressively growing MaxOnline and continuing to deliver results for its advertisers and publishers."

MaxOnline will be a separate operating subsidiary of Focus Interactive with stand-alone Sales, Marketing, Operations and Business Development groups.


About MaxWorldwide


MaxWorldwide is the parent company for MaxOnline. For more information please visit our web site: www.maxworldwide.com


About Focus Interactive

Focus Interactive is one of the Internet's leading privately-held media and marketing solutions companies.

Focus Interactive is headquartered in Irvington, New York with offices in New York City, Los Angeles, Chicago, San Francisco, Detroit and Dallas.


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Safe Harbor Statement

           This press release includes forward-looking statements concerning MaxWorldwide that involve risks, uncertainties and assumptions, including earnings and revenue projections and future plans about MaxWorldwide. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The results or events predicted in these statements may vary materially from actual future events or results. Factors that could cause actual events or results to differ from anticipated events or results include those risks that are contained in documents which are filed by MaxWorldwide from time to time with the Securities and Exchange Commission, including reports on Form 10-K and Form 10-Q. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of MaxWorldwide could differ materially from MaxWorldwide's and expectations in these statements. MaxWorldwide assumes no obligation and does not intend to update any of these forward-looking statements.


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